Exhibit 99.1

BB Brown & Brown INSURANCE® 2022 ESG Report ETERNAL VIGILANCE

About This Report The goal of this report is to provide a deeper understanding of who we are, the journey we are on and our commitments as A Forever Company. Sustainability is part of who we are. We are focused on the success of our customers, carrier partners, teammates and communities—now and in the future. As we continue to grow and evolve, so does our sense of responsibility for our society’s well-being. To that end, this report covering fiscal year 2021 has been prepared in alignment with the Sustainability Accounting Standards Board (SASB) Professional & Commercial Services standards. This will challenge us to become an even better world partner and enable us to improve our communication and transparency in all we do. BB

Letter From the ESG Leadership Committee

Brown & Brown is a Company that is *Built to Last*. This is due to our steadfast focus on our customers and teammates, our dedication to the sustainability of our Company and our communities and our drive to consistently improve. Just as we are a renowned leader in the global insurance industry, we also strive to be a leader in serving our world. We are committed to finding new and better ways to work and serve with the goal of delivering long-term value for our shareholders. This includes prioritizing the environmental, social and governance (ESG) matters that are important to our stakeholders and aligning with the Sustainability Accounting Standards Board (SASB) standards.

Among our accomplishments in 2021, we continued to recruit top talent, provide support for our teammates and advance their success. We invested in technology and innovation, which enables us to better serve our customers. We continued to prioritize Diversity, Inclusion and Belonging, now a significant part of our cultural framework, and we established an ESG Leadership Committee to guide and implement many of our ESG initiatives. All of these priorities support our growth—both organically and through acquisitions—which led us to have our strongest operational and financial year ever.

Against the backdrop of the COVID-19 pandemic, we demonstrated our ability to be swift and agile—adapting to a new work culture, continuing top-notch service for our customers and helping those who needed assistance in this unparalleled period of uncertainty. While many of our teammates were addressing multiple, unprecedented pressures—finding new ways to collaborate and communicate with our teammates and other stakeholders while helping their children with virtual learning—we made it a priority to focus on the pressing needs of our teammates and their family's mental, physical and spiritual health.

> **As *A Forever Company*, we feel a great sense of responsibility for our society's well-being.**

Looking ahead, Brown & Brown is well-positioned to tackle future challenges. We have the best and brightest minds focused on doing what is best for our customers, carrier partners, teammates and communities. Our decentralized sales and service operating model allows our teams to provide personalized and dedicated service to our customers, as well as support numerous charitable organizations at the local level to maximize the impact of our contributions.

As *A Forever Company*, we feel a great sense of responsibility for our society's well-being, and we will continue our never-ending work to enhance people's lives and increase the positive impact we have on our local and global communities.



BOB LLOYD
EXECUTIVE VICE PRESIDENT, SECRETARY & GENERAL COUNSEL



JULIE TURPIN
EXECUTIVE VICE PRESIDENT & CHIEF PEOPLE OFFICER



ANDY WATTS
EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER & TREASURER

2022 ESG REPORT

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A Forever Company®, The Power of WE®, Culture of Caring®, A Meritocracy® and Built to Last® are registered trademarks of Brown & Brown, Inc. in the United States.

Table of Contents

02 About Us

03 ESG Highlights

05 Approach to ESG Strategy

06 Human Capital Management

15 Community Outreach

16 Climate & Environment

17 Governance

We are proud to feature our teammates in this ESG Report.

About Us



Brown & Brown, Inc. is one of the largest and most respected insurance brokerages in the world. Our four business segments offer a wide range of insurance solutions and services for businesses, government institutions, professional organizations, trade associations, families and individuals. We have a strong, deeply rooted cultural foundation built on integrity, innovation, superior capabilities and discipline. We understand that the only constant is change, which serves us well when faced with unprecedented challenges for our business, teammates, customers and communities. Like the cheetah, a cultural symbol for Brown & Brown since the 1980s, we react swiftly to meet the ever-changing needs of our customers with strength and agility, demonstrating our resiliency and our position as *A Forever Company*.

Our *Culture of Caring* is demonstrated by our devotion to our team and our long-standing history of public and community service. We actively support and engage with numerous charitable organizations in our local communities. We are proud to highlight examples of our service and engagement in this report.



OUR MISSION

Making a positive difference in the lives of our customers by helping to protect what you value most.



OUR HISTORY

Founded in Daytona Beach, Florida, in 1939, Brown & Brown is a true success story and a testament to vision and core values.



OUR CULTURE

Strong, performance-based culture grounded in grit and integrity.



OUR COMMUNITIES

Long-standing history of service to the communities in which our teams live and work.

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Additional locations in markets not shown including Bermuda, Canada, the Cayman Islands, Hawaii, Ireland and the United Kingdom. What We Achieved in 2021 TOTAL REVENUES $3.1 BILLION TOTAL SHAREHOLDER RETURN 49% CONSECUTIVE YEARS OF INCREASED DIVIDENDS 28 LOCATIONS 350+ TEAMMATES 12,000+ Business Segments RETAIL Developing and providing comprehensive business and personal insurance solutions to help protect what our customers value most. NATIONAL PROGRAMS Specializing in the development and management of cutting-edge insurance projects and programs designed for niche, under-served markets. WHOLESALE BROKERAGE Placing unique and complex accounts across an extensive network of companies offering excess and surplus lines coverages. SERVICES Working with insurance companies and self-insured entities to provide third-party claims administrative and ancillary services. Awards and Recognitions GREAT PLACE TO WORK® CERTIFIED COMPANY. 2022 ESG REPORT 3

ESG Highlights HIGHLIGHT DETAILS For the purposes of this report, environmental highlights are specific to Brown & Brown’s Beach Street Campus located in Daytona Beach, Florida. Social and Governance highlights relate to the enterprise as a whole. Environmental High-Efficiency Water Chillers Energy-Efficient Insulating Glass 0.6 to 0.7 Watts per Square Foot Lighting Automatic Lights Scheduled to Help Reduce Energy Energy-Efficient LED Lighting Governance Zero Material Losses or Material Legal Proceedings Associated With Customer Privacy Incidents Zero Material Information Security Breaches Involving the Unauthorized Movement or Disclosure of Sensitive Information Social $121,000 Donations Received to Our Disaster Relief Foundation 24 Beneficiaries Received Aid From Our Disaster Relief Foundation 92% Of Our Teammates Say Brown & Brown is a Great Place to Work® $30,000 Donated to Help Cheetah Conservation Efforts $200,000 In National Merit Scholarships Awarded to Our Teammate’s Dependents 350+ Offices Volunteering for Local Non-Profits BB 4

Approach to ESG Strategy Brown & Brown has long recognized that ESG priorities are a critical component of our Company’s framework. We are a people-focused organization committed to delivering solutions to our customers, improving the lives of our teammates and contributing to our global society. This commitment begins with our Board of Directors (the “Board”), responsible for the oversight and strategic direction of our Company. The Board has long been focused on our Company’s sustainability and social responsibility. Reporting to our Board is our Nominating/Corporate Governance Committee (the “Governance Committee”), which provides oversight for our ESG initiatives. The Governance Committee’s independent directors report to and advise the Board on matters relating to sustainable management and ESG risks and opportunities. These include monitoring, evaluating and overseeing the implementation of the Company’s strategy on environmental, health and safety, corporate social responsibility, sustainability and other public policy matters (“ESG issues”). In 2021, the Governance Committee established an ESG Leadership Committee, composed of three top-level leaders—our general counsel, our chief financial officer and our chief people officer—to guide and implement many of our ESG initiatives. The ESG Leadership Committee assists our chief executive officer to set general strategy relating to ESG issues; develop, implement and monitor initiatives and policies based on that strategy; oversee communications concerning ESG matters; monitor and assess developments relating to, and improving, the Company’s understanding of ESG issues; and report the Company’s progress in improving its ESG profile to the Governance Committee and the Board. Additionally, the ESG Leadership Committee delegates ESG tasks to other leaders in the Company, most notably our Diversity, Inclusion and Belonging task force. As we grow and evolve, ESG remains an integral part of our enterprise risk management framework, which we regularly discuss among our leadership and our Board. We recognize the importance of assessing and understanding how ESG issues can affect our Company, and we are committed to advancing our social and environmental commitments. Community We have a long-standing history of community service and are committed to managing our business and community relationships through our Culture of Caring. Human Capital The cornerstones of our organization’s guiding principles are people, performance, service and innovation. We believe in doing what is best for our customers, communities, teammates, carrier partners and shareholders—always. Environment We continuously search for new and innovative ways to further help our customers, support our teammates and contribute to the world around us. This includes our commitment to sustainability and the environment. Data Security We have invested, and continue to invest, in technology security initiatives, information technology policies and resources, and teammate training to mitigate the risk of improper access to private information. 5 2022 ESG REPORT

Human Capital Management Our Guiding Principles The cornerstones of our organization’s guiding principles are people, performance, service and innovation. We believe in doing what is best for our customers, communities, teammates, carrier partners and shareholders—always. We understand that every successful team thrives on the diversity of talent, thought, experience, character and work ethic. Our ability to continue to serve our customers and communities is dependent on the effective recruitment and enhancement of the most qualified teammates. We are an equal opportunity employer built as a Meritocracy, meaning our people have the opportunity to rise according to their merits and individual initiative. Culture At Brown & Brown, we have a culture built on integrity, superior capabilities, discipline and Meritocracy. We are committed to doing what is best for our customers, which drives our sales results and is a crucial component in our Company’s strategy. As a lean, highly competitive, decentralized growth and profit-oriented sales and service organization, we think of ourselves as a team, so we have teammates—not employees—and leaders—not managers. Our teammates are our greatest resource, and by challenging, empowering and rewarding them, our teams are driven to achieve extraordinary results. Nearly a quarter of our Company is owned by our teammates, which cultivates a unique ownership culture. We strive to provide multiple opportunities for teammates to share in the ownership of Brown & Brown and to create personal wealth, including through our employee stock purchase program, our 401(k) plan and long-term equity grants. We estimate that more than 60% of our teammates own stock in our Company, establishing an ownership mindset that influences how we operate, including how we invest in our business and the work we do for our customers. Our Team At Brown & Brown, our goal is to provide our teammates with careers, not just jobs, which is why a vast majority of our teammates are full-time teammates. In addition, we also employ regular part-time teammates and seasonal/temporary teammates. FULL-TIME TEAMMATES* 11,287 PART-TIME TEAMMATES* 222 SEASONAL/TEMPORARY TEAMMATES* 71 Full-time teammates work at least a 30-hour workweek for an indefinite period of time and are generally eligible for all employment benefits provided by the Company. Part-time teammates work less than a 30-hour workweek for an indefinite period of time; depending on the average hours worked per week, they may be eligible for limited employment benefits as specified in terms of the particular employment benefit plan or policy. Seasonal/temporary teammates are hired as an interim replacement to temporarily supplement our workforce or assist in completing a specific project, other than those supplied under contract by an outside agency; employment assignments in this category are typically of limited duration. Teammate Development Brown & Brown is committed to our teammates’ success and development. We offer a diverse catalog of on-demand leadership and development courses for our teammates. * Amounts are as of December 31, 2021 and include only U.S. teammates, which comprise more than 95% of our total teammates. BB 6

Teammate Recruitment, Education and Development Our Company focuses on recruiting and developing the most capable teammates with diverse backgrounds and experiences. We actively recruit at all offices and levels of our organization. We have seen high success when building our team with recent college graduates, mid-level professionals with experience outside the insurance industry, and seasoned insurance professionals who desire to elevate their careers. Leveraging our strong relationships with several key colleges and universities, we are committed to recruiting and developing talent through our college intern program. In addition to individual recruitment, we focus on building our team by completing high-quality acquisitions. In 2021, we grew our team by approximately 635 new teammates through the acquisition of 19 companies that fit culturally and made sense financially. We believe that supporting and encouraging continued education will help to ensure that we remain at the forefront of developing trends in an ever-changing industry. We are committed to investing heavily in our teammate education and development through Brown & Brown University (BBU), the Brown & Brown Education Assistance Program and our Peer Partnership Program. Teammate Benefits Brown & Brown offers a wide variety of benefits—from medical and dental coverage to short-term and long-term disability, to life insurance and 401(k) plan—through the Teammate Benefits program because the overall well-being of our teammates and their families comes first. We believe our competitive benefits help set us apart in recruiting and retaining high-quality talent. In 2021, there were no widespread layoffs or pay reductions as a result of the pandemic. Instead, our Company’s leadership has remained committed to preserving its talented teammates and focusing on engagement and results produced during these extraordinary times. Our Company has encouraged flexible work arrangements to accommodate the evolving future of the work landscape and the needs of our teammates. Brown & Brown University: BBU is one of the pillars of our educational program and helps set us apart from our competitors. Through a rigorous internal training program, BBU offers comprehensive sales, technical, academic and leadership skill-building courses for new producers, office leaders and teammates throughout our organization. TEAMMATES COMPLETED AT LEAST ONE TRAINING COURSE IN BBU 98.8% TEAMMATES COMPLETED HOURS OF TRAINING (AVERAGE OF 2.5 HOURS PER TEAMMATE) 24,000 The Brown & Brown Education Assistance Program provides tuition reimbursement and student loan repayment assistance to our teammates, as well as scholarship opportunities for teammates’ dependent children entering college through the National Merit Brown & Brown Scholarship. In 2021, the Company was proud to award ten students with $5,000 annual scholarships for four years. Our Peer Partnership Program was established during the COVID-19 pandemic to help teammates connect with others from across the organization. More than 400 partner pairings were hand-selected based on their preferences and partnership goals using data collected from participating teammates, including work function, tenure, hobbies and interests. The program encourages making new and expanding existing networks, experiencing our culture through different perspectives and learning more about our Company, other locations and teams. PEER PARTNERSHIP PROGRAM Peer partners Courtney, a corporate teammate working remotely in Louisiana, and Maria, a National Programs teammate located in California, joined the peer partnership program to make a new connection inside our company. They were both interested in meeting someone in a different area of the business who had different interests and hobbies than their own. They have chatted every month for almost a year. “It’s something we look forward to,” they said. “We’ve introduced each other to new music, holiday traditions, travel tips and more.” 2022 ESG REPORT 7

Teammate Engagement To better understand our Company’s strengths and growth opportunities, we gather anonymous feedback from the entire Brown & Brown team on at least an annual basis through a 90-day teammate onboarding survey; an annual Be Our BEST teammate engagement survey and a departure survey. These surveys allow us to gather feedback on the new teammate experience, confidential feedback throughout their employment, and view aggregated trends related to why teammates may be leaving the Company and what attracted them to their new jobs. We recently began gathering and analyzing more robust data on our voluntary and involuntary attrition rate and evaluating how it impacts our Company and can inform our strategy and decisions going forward. More than 70% of our teammates (7,750+) participated in our 2021 Be Our BEST survey that focused on dimensions known to influence engagement levels–belonging, culture, leadership, feedback, recognition, growth and development. Through the survey, we learned what our teammates appreciate about our culture and work environment, as well as their concerns and areas where we can continue to improve and evolve. Taking Action In the recent survey, teammates suggested we improve our teammate benefits, non-monetary rewards and recognition and performance process management. We listened and responded. We enhanced our medical plan, expanded no-cost or low-cost mental health and well-being resources, and launched a new education assistance program, including tuition reimbursement and student loan repayment assistance. We created new social recognition tools—such as the annual “Every Impression Counts” contest—and invested in a new partnership with Blueboard to recognize extraordinary teammate achievements with experiential awards. We also implemented a technology-enabled performance management system focused on increasing performance, developing competencies and cultivating meaningful conversation. These survey results also reinforced that our teammates are proud to work for Brown & Brown and of the customer experience we create, have confidence in our leadership and are optimistic about the Company’s future and appreciate our focus on well-being and work-life balance. Survey feedback informs the evolution of our strategic business priorities, such as Diversity, Inclusion and Belonging and the Future of Work. Our offices may also make individualized decisions or commitments based upon their own unique survey results. We are committed to actively listening and amplifying our teammates’ well-being, satisfaction and engagement at work, and are proud that, this year, 92% of our teammates say Brown & Brown is a Great Place to Work®. We are confident that these results stem from our commitment to putting the health and well-being of our teammates and their families first and instilling a culture in which teammates have the opportunity to rise according to their merits. By valuing and supporting our teammate engagement, we feel strongly that our Company will continue to be driven by positive, engaged and productive teams and retain the most talented teammates. BB 8

Diversity, Inclusion and Belonging We believe that having a diverse team—people from different backgrounds who use different thought processes—results in teammate empowerment. An empowered team is what helps to positively impact our customer service and community involvement. As part of our strategy, we continue to evolve and build out our Diversity, Inclusion and Belonging (DIB) task force, which was established in 2020 and is composed of eight teammates and leaders with different backgrounds, work experiences and skill sets. The mission of the task force is to collect ideas, thoughts and stories that will help develop a strategic framework promoting diversity, inclusion and belonging across our teams. The task force is overseen and guided by our chief people officer and general counsel. Our DIB task force spent the last year evaluating our Company’s current strengths and opportunities for development by initiating teammate surveys, listening sessions, group focus sessions and training modalities, including a course focused on understanding and managing unconscious bias that was assigned to all teammates as a learning opportunity. In 2021, the task force appointed a DIB Leader who serves as a dedicated resource for the team and established a DIB motto—The Power to Be Yourself—which was created and voted upon by our teammates. Our Company will continue to encourage teammate feedback while further cultivating an inclusive environment that reinforces a sense of belonging for our teammates. In addition, our DIB task force has established various Teammate Resource Groups (TRGs), teammate-led groups founded around one identity. Each TRG will meet regularly, empower one another, host events, and is expected to make recommendations on how our Company can improve policies, impact recruitment and continue to be a strong part of the community. As a way to offer teammates flexibility to observe any day during the year to recognize their culture or heritage, in 2021, our task force introduced a new annual floating holiday known as Culture Day. Brown & Brown does not tolerate discrimination in any form concerning any aspect of employment. The Company has an established policy that recruitment, hiring, transfers, promotions, terminations, compensation and benefits practices be without regard to race, color, religion, absence of religious affiliation, national origin, ethnicity, age, disability, perception of disability, sex, sexual orientation, gender identity/expression, gender orientation, marital status, service in our armed forces, DIVERSITY, INCLUSION AND BELONGING TASK FORCE ESTABLISHED IN 2020 MISSION To collect ideas, thoughts and stories that will help develop a strategic framework promoting diversity, inclusion and belonging. MOTTO The Power To Be Yourself The Power To Be Yourself Diversity, Inclusion, and Belonging at Brown & Brown HERITAGE & COMMEMORATIVE MONTHS As part of our commitment to fostering an inclusive environment and building a diverse workforce, we recognize federally observed Commemorative Months. During these observances, teammates from across the Company come together to engage with one another to learn about and celebrate what makes each of us unique. 2022 ESG Report 9 veteran status in our armed forces, political activity or political party affiliation. In addition, the Company tracks the representation of women and underrepresented racial and ethnic minorities because we know diversity helps us build better teams and improve our customer experience. Our gender and minority data are presented periodically to our board. We are currently focused on assessing our methods for gathering and tracking this information and developing a framework for how it appropriately fits into our strategic decision-making and goals. We are proud of our efforts in this area to date and continue to strive to diversify our workforce further and strengthen our culture. EXPANDING OUR LEADERSHIP TEAM We are proud to appoint three new members to our senior leadership team, Mary Raveling, Anurag Batta and Tom Kussurelis. Thoughts on Leadership featuring new members of the Senior Leadership Team Mary G. Raveling, Senior vice president “My father bravely started an insurance company in the basement of our “young family” home, and it was part of our daily lives. We dined at customers’ restaurants, showed up when claims occurred and learned about how different businesses operate. This industry provides endless career opportunities, offering something for everyone, and there is always more to learn. Brown & Brown presents options across all borders, operations and for all.” Anurag Batta, Senior vice president “Leaders have to do two things very effectively—make decisions and communicate. Good leaders use basic values such as integrity, inclusion, empathy and listening, in addition to their own sound judgment. When leaders do these things well, they end up galvanizing others. That is leadership—not just to have strong followership but to inspire others to become leaders. At Brown & Brown, I have seen several examples of us supporting inspiring leaders, a sign of strong meritocracy culture.” Tom Kussurelis, Senior vice president “The view on leadership that means the most to me is “The Tree”—meaning the next generation of leaders are brought up to succeed the current generation. The next generation’s success and ability is a reflection of their leaders. If we can help find, create, teach, train, nurture and bring along a group of talented leaders, then we have been good leaders ourselves. That is the measuring stick.” BB 10

Teammate Health & Safety Throughout 2021, we continued to navigate the COVID-19 pandemic by carefully executing our business continuity plan and prioritizing the health and well-being of our teammates and the welfare of our customers, carrier partners and shareholders. The Brown & Brown team demonstrated resiliency in a time of uncertainty and, through “The Power of WE,” has navigated this uncharted territory with minimal interruption to our business. We know we must remain prepared to deal with the ever-evolving COVID-19 pandemic, as well as any future pandemics. Our response has formed the basis for preparedness if another dangerous and contagious disease should arise. Our COVID-19 task force continues to address the situation and implement plans for communicating to our teammates and stakeholders, providing beneficial resources to teammates and keeping health and safety top-of-mind. Throughout 2021, our task force met regularly to discuss strategic decisions and other issues related to the pandemic, including following local, state and federal regulations. Periodically, we surveyed teammates to identify areas of concern and improvement in our response plan and determine vaccination status and views. Below is a summary of specific policies, procedures and efforts taken in response to the COVID-19 pandemic in 2021. Hybrid Workforce Models Since March 2020, when the Company quickly implemented a telecommuting protocol in response to COVID-19, remote work has provided an important layer of safety when and where necessary. As health conditions improved and safety measures expanded to maintain safe work environments, hybrid workforce models have been embraced by some teams and continue to help maintain flexibility within our workforce. Hybrid workforce models help reduce headcount working in an office. Return to the Workplace We continue to maintain a formal return to the workplace (RTTW) program with the goal of ensuring the safety of our teammates and customers as we operate our physical locations in accordance with CDC and local health department guidelines. As part of this program, we deliver the following measures: Our teammates’ mental health and well-being have always come first at Brown & Brown–health, family, business–in that order. – J. Powell Brown, President and chief executive officer 2022 ESG REPORT 11

A regularly updated RTTW guide for our leaders and teammates; Leadership webinars on workforce management; A dedicated leadership mailbox and tool kit for leaders to submit and track our offices’ progression plans; A national office cleaning and sanitation program for all locations; A COVID-19 command center; Automation of data analysis related to COVID-19 tracking, community spread and tracking of reported cases among our teammates; and • Self-reporting standards. Long-Term Implications of the Pandemic Given the current pandemic now heading into its third year, our Company’s leadership team has considered the possibility that the COVID-19 pandemic or another pandemic could last for an extended period of time, measured in years rather than months. The primary risk associated with this possibility centers around the economic consequences to our customers. We believe this risk is at least partially mitigated by our decision to maintain a diverse geographic footprint, with more than 350 locations, that serves a broad customer base across many different industry sectors. We regularly re-evaluate the long-term impact of the pandemic on our infrastructure. As part of our focus on delivering profitable growth over the long term, we are creating a roadmap that accounts for the future of work, including alternatives to our traditional office model, including permanent “work anywhere” arrangements for certain teammates, office hoteling and smaller workspaces. Depending on the approach that we take to future workspace planning, infrastructure costs may decrease but may be offset by increases in technology to support off-site teammates. Vaccine Response Although we are not mandating vaccinations for teammates, we have strongly encouraged and educated our teams on the benefits of vaccination for their health and safety and the health and safety of their families, teammates, customers and carrier partners. If teammates decide to receive the vaccine, we provide flexibility to receive the vaccine during work hours and to take care of side effects, if present. In addition, we have strategically solicited anonymous surveys to combat vaccine hesitancy and show the results of teammates who have received the vaccine with no issues. BB 12

Health & Safety In 2021, the Company had no work-related fatalities and 24 injuries or occupational diseases, an improvement over last year when we had no work-related fatalities and 29 injuries or occupational diseases, as determined based on the number of claims made under our workers’ compensation policy, excluding claims that were closed and for which no payment was made. Teammate Health and Well-Being Brown & Brown’s top priority is the total well-being of our teammates. Total well-being at Brown & Brown means physical, emotional, social and financial health and wellness. We know that healthy teammates provide better support to their families, communities and customers, which results in our continued success as a Company. We encourage teammates to stay active, maintain a healthy work-life balance, volunteer in their local communities and prioritize their mental and physical health. This includes regular communication with teammates about the pandemic’s impacts and, when necessary, bi-weekly headlines and information focused on physical, mental and financial wellness. In addition, our chief executive officer has continued to release bi-weekly video updates to connect with all of our teammates and encourage the importance of health and well-being. We continue to engage our team of employed health care professionals to provide critical and timely guidance on the physiological and psychological implications of COVID-19. We also provide access to public COVID-19 resources through our website portal to benefit individuals and businesses coping with challenges resulting from the pandemic. Our Operation Remote Work (ORW) initiative—launched in 2020 to provide support and resources for our new way of working—continues to connect teammates throughout our Company and provides an opportunity to listen and engage with others through internal live streams with teammates. Through this initiative, we provide many resources to help teammates and leaders overcome challenges related to both work and home life. To assist those who have found themselves in financial hardships due to the pandemic, we continue to provide deeply discounted services and products through our Brown & Brown $avings Center to both teammates and the public. Additionally, teammates affected by the COVID-19 pandemic have had the opportunity to apply for financial assistance through our Brown & Brown Disaster Relief Foundation. Established in 2005 in response to Hurricanes Katrina and Rita, the Foundation is a non-profit organization built to help our teammates and others within our communities who are impacted by natural disasters or emergency hardship, offering support and easing the financial burdens of those in need. Across all Brown & Brown locations, we intend to provide a safe environment for teammates and office visitors. The Company has formal workplace safety guidelines that apply to all of our teammates and facilities, with some offices establishing even more specific procedures for conduct. These guidelines cover, among other things, hazardous and unsafe work areas and conditions, cell phone usage, travel, attire, communication protocols for closures and emergencies, and our workers’ compensation benefits. 2022 ESG REPORT 13

Additionally, our teammates have access to dozens of health and safety training courses made available through our learning catalog. Teammates can voluntarily elect any one of these courses or, at a local level, their leader can assign these courses. Examples of the topics covered in the courses include ergonomics, occupational safety and health, and mental health. Our offices also offer on-site training, such as active threat awareness. Our new campus in Daytona Beach, Florida, completed in 2020, was designed with teammates in mind. Open floor plans encourage regular movement and interaction among our teammates, promoting a productive, collaborative work environment. Offices and workstations are equipped with ergonomic furniture and sit-stand desks, intentionally selected to support teammates’ physical health. Additionally, the Company has a formal policy against violence in the workplace. This policy prohibits any form of weapon from being carried or maintained in our Company’s offices and prohibits teammates from making threats or engaging in violent activities. Under our policy, any teammate who believes they have been a victim of violence, threats of violence, intimidating conduct or has heard jokes or offensive comments about a violent occurrence must report such actions immediately to their team leader or another member of our Company’s leadership team. In addition, any teammate who believes they or another teammate may be in imminent danger of violence must notify local law enforcement officials immediately. Mental Health From the top down, we regularly promote the importance of prioritizing mental health. Our chief executive officer regularly addresses his passion regarding the importance of maintaining a positive mental health state in his communications with our teammates. Our Company encourages individuals to engage in activities that promote good mental health and, when needed, to seek out help from friends, teammates, family and medical professionals. Many of the services readily available to Brown & Brown teammates are bundled under the Company’s Employee Assistance Program. These include no-cost, confidential support services such as access to mental health counselors, a 24/7 crisis hotline, coaching, wellness activities, a library of videos on demand and more. Additionally, the Company’s Crisis Hotline offers Advocate for Me, a service that provides one-on-one consultation with mental well-being case navigators, therapists and psychiatrists, alongside other programs, like Mindfulness Meditation. In 2021, we announced the founding of a Mental Health TRG, which consists of a group of teammate volunteers that are ready to serve as points of contact for our mental health resources, as well as a support system for our teammates. TRGs are expected to complete Mental Health First Aid Training offered by National Council for Behavioral Health. These teammates are available to listen impartially, without judgment, and support teammates, while also raising awareness around the importance of mental health and wellness. Mental Health TRGs are not diagnosticians or emergency providers but rather conduits who may assist teammates in finding appropriate resources in a time of need. In addition to connecting teammates throughout the Company, our Teammate Engagement Team hosts interactive webinars led by an on-staff board-certified psychiatrist to discuss mental and physical well-being topics. We have also continued our Small Bites sessions that enable teammates to connect with guest speakers from inside and outside of our Company on a wide range of business and personal interest topics. MENTAL HEALTH AWARENESS MONTH CAMPAIGN We executed an extensive awareness campaign during Mental Health Month in May 2021. We added two mental-health focused series to our social media strategy, “Mindful Moments” and “Feel Good Friday,” resulting in engagement and positive feedback from our teammates and non-teammate followers. BB 14

Community Outreach We have a long-standing history of community service and are committed to managing our business and community relationships through our Culture of Caring. We believe that a commitment to giving back helps build a better organization and positively impacts our teammates, customers and diverse communities. A few examples of how our team demonstrates our Culture of Caring are described below: Charity Miles Challenge, Step Into Spring: While keeping safety in mind, we held a Charity Miles Challenge to help encourage our teammates to get outside and get active after a long COVID-19 winter in quarantine. By walking, running or cycling, teammates were able to raise money for the miles they moved. More than 650 teammates took on the month and a half-long challenge and collectively raised $30,000 for Feeding America—the benefiting charity selected by our teammates. Of the 82 teammates who moved over 100 miles, three were randomly selected to receive a $1,000 donation from the Company to give to a charity of their choice. The three chosen charities were Always & Furever Midwest Animal Sanctuary, Save the Family Foundation of AZ and Autism Speaks. Disaster Relief: Brown & Brown is proud to support and partner with the American Red Cross. When Hurricane Ida—a Category 4 storm—made landfall in Southeast Louisiana in August 2021 and brought destruction through the Mid-Atlantic and Northeast regions, the Brown & Brown-sponsored American Red Cross Emergency Response Vehicle (ERV) was on the scene. The ERV was deployed multiple times this year, providing essential, life-sustaining aid to those in need after natural disasters. We were also proud to make a $25,000 monetary donation to support The American Red Cross and help cover the costs associated with the deployment of the ERV. Our contribution provided a three-day supply of food for roughly 400 people, travel costs, vehicle maintenance and fuel costs. Our continued support of the American Red Cross is not conditioned upon an insurance policy or customer relationship—it is based upon our Company’s commitment to supporting the communities in which we live, work and play. Helping the Community Amidst COVID-19 Pandemic: Harriet Diamantidis of Wright Specialty, part of the Brown & Brown Team, was recognized by The New York Times for her dedication to assisting elderly community members in registering for their COVID-19 vaccines. By using the power of social media, she was able to connect with 300 strangers who needed help making their appointments. In Loving Memory: We have a strong commitment to our Culture of Caring and for supporting our teammates and their families. When one of our teammates was lost far too soon, the team at Clear Risk Solutions kept his memory alive by holding a food drive to support a local food bank in his honor. Not only were they able to raise $1,600 for the local food bank, but the team also donated their time to help his widow with home renovations that she thought would never be completed after the passing of her late husband. Cure4Carter: This year, one of our teammates found out their 10-year-old son was diagnosed with Aplastic Anemia. This serious condition is a type of bone marrow failure syndrome that may require a bone marrow transplant. Unfortunately, only two potential matches were found out of 39 million people registered in The Marrow Registry database. Our teammates came together to help campaign for individuals who qualify to register through Be The Match. Some offices had test kits on-site to encourage teammates to register, and many of our teammates shared registration information with family and friends on their personal social media pages. Since October, we have had over 2,500 new possible donors register for Cure4Carter. 15 2022 ESG REPORT

Climate and Environment At Brown & Brown, we constantly strive to improve. We continuously search for new and innovative ways to further help our customers, support our teammates and contribute to the world around us. This includes our commitment to sustainability and the environment. We are making progress in evaluating our risks and opportunities around climate, considering the long-term implications of the Covid-19 pandemic, and incorporating ESG standards and priorities into our current and future plans and projects. One recent example is the construction of our Daytona Beach, Florida headquarters, which was completed in 2020. Throughout the planning phase, we utilized principles of sustainable building design—from installing high-efficiency water chillers that cool the building to employing economizer modes on all air handling systems to provide free cooling during mild weather, to choosing energy-efficient insulating glass that allows more natural light into the building and improves thermal efficiency. The headquarters also features energy-efficient LED lighting that exceeds the energy code requirement—0.6 to 0.7 watts per square foot instead of 1 watt per square foot—along with meeting the desired lighting levels. Lighting controls—such as motion sensors, daylight harvesting sensors and dimmer switches—increase energy efficiency by automatically turning off the lights at set scheduled times.Looking ahead, we will continue to communicate our efforts to identify, assess and manage actual and potential climate-related risks and opportunities over different time horizons. This includes our strategy on climate-related decisions, how climate is becoming more integrated into our risk management process, and how the metrics and targets we use are linked to our plan of action. To gain further information about our sustainability footprint, we plan to measure and analyze our Scope 1 and Scope 2 emissions for our Daytona Beach, Florida headquarters and other offices, for which measurement is practicable. We recognize the importance of providing meaningful information about our progress toward our sustainability goals. By following SASB standards—and issuing this report on an annual basis—we are committing to transparency about our Company’s performance, products and impacts. This is an incredible opportunity to improve our Company’s value, as well as increase our positive impact on our local and global communities, and contribute to the sustainability of our shared world.

Governance Corporate Ethics and Compliance Honesty and integrity are cornerstone values of the Brown & Brown culture. The Company’s reputation depends on the conduct of its representatives. Our senior director of financial compliance & internal audit is responsible for overseeing an effective financial control environment that maintains compliance with the financial controls and procedures that govern our business. The senior director of financial compliance & internal audit ensures that both the director of internal audit and the director of financial & information technology compliance provide reports to the Audit Committee of our Board, on at least a quarterly basis; a summary of activities performed by their respective teams, including their observations and compliance noted during the reviews completed; and an overview of any special projects performed during the quarter. Our financial compliance program includes a monitoring schedule that incorporates internal reviews, control self-assessments and third-party reviews of our operations. Below is a list of policies that we expect each of our Brown & Brown teammates to uphold. Our teammates receive a Teammate Handbook at the start of employment with information on these policies, and they must acknowledge reading and understanding the information. Code of Business Conduct and Ethics Our Code of Business Conduct and Ethics (“Code of Ethics”) requires all persons who are associated with the Company to conduct themselves professionally and ethically in the course of their duties and to comply with all laws applicable to the Company’s operations. Our Code of Ethics, together with our Foreign Corrupt Practice Act and Anti-Bribery Policy Statement and Compliance Guide, as well as our Anti-Money Laundering Policy, provides strict rules requiring the avoidance of the appearance of impropriety in all activities. In addition to restricting the acceptance of favors, entertainment, remuneration, gifts or promises of gifts, these policies prohibit bribery, corruption, anti-competitive behavior, insider trading and money laundering. Each of our teammates receives training regarding these policies upon hire and annually thereafter. Part-time teammates, including interns, receive the standard ethics training courses in BBU. To further our commitment to promoting honest and ethical conduct among senior financial officers—including our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions—the Company adopted a Code of Ethics for Senior Financial Officers. The code states that senior financial officers must: conduct themselves honestly and ethically, and ethically handle all actual or apparent conflicts of interests between his or her personal and professional relationships; comply with any conflict of interest policies and guidelines set forth in any other code of ethics or similar code adopted by the Company; report potential or apparent conflicts of interest involving senior financial officers to the Company’s compliance officers; and comply with all applicable laws, statutes, rules and regulations. Policy Against Harassment Brown & Brown believes in a culture of mutual respect. The Company’s policy against harassment covers verbal, physical and visual conduct that creates an intimidating, offensive or hostile working environment or that interferes with work performance. Harassment may also include racial slurs; ethnic jokes; the posting of offensive statements, posters or cartoons; solicitation of sexual favors; unwelcome sexual advances and verbal, visual or physical conduct of a sexual nature. There is no requirement that federal or state law be violated for there to be conduct that violates this policy. All teammates receive harassment prevention training when joining the Company and are required to complete further training either annually or every two years, depending on location. No Retaliation Policy Under applicable law in each of our jurisdictions and our Code of Ethics, the Company will take no retaliatory action against persons who report violations of our Code of Ethics, so long as such reports are made honestly and in good faith. If an individual suspects or believes that retaliatory action has occurred, it must be reported to the Company’s director of internal audit or general counsel or may be reported anonymously via the EthicsPoint system. 17 2022 ESG REPORT

Whistle Blower Policy Our Code of Ethics contains a robust, formal and anonymous whistleblower policy. Under that policy, all teammates are required to report any violations of the Code of Ethics, including known or suspected violations, illegal or unethical behavior or activity, and conflicts of interest that involve the Company or its teammates. Individuals who become aware of any suspicious activity or behavior, including concerns regarding questionable accounting or auditing matters, are required to report these circumstances and any potential violations of laws, rules or regulations of our Code of Ethics to the Company’s director of internal audit or its general counsel. Alternatively, a report may be made on an anonymous basis through EthicsPoint, the Company’s compliance hotline service, either by email or toll-free phone call. The Company will promptly investigate all reports of unlawful or inappropriate behavior. Anti-Bribery and Corruption Our Code of Ethics, together with our Foreign Corrupt Practice Act and Anti-Bribery Policy Statement and Compliance Guide, as well as our Anti-Money Laundering Policy, prohibits teammates from engaging in bribery or corruption of any type. In addition, these policies prohibit teammates from giving gifts to or accepting gifts from, government officials. Gifts of cash or checks may not be accepted from customers or suppliers of the Company, regardless of the amount. Gifts that may appear to influence business decisions are also not permitted. Teammates who are offered a gift or other item of value that would result in a violation of Company policies are required to immediately report the incident to the general counsel or file a report through EthicsPoint. Risk Identification and Oversight Our risk identification and oversight are detailed in our annual Proxy Statement. Performance Management and Compensation Our compensation policies are detailed in our annual Proxy Statement. Government Relations The Company carries out the vast majority of its government relations activity through state insurance trade associations and the Council of Insurance Agents and Brokers (CIAB) in Washington, D.C. Political contributions are primarily directed by our local offices for local candidates and causes and are overseen by our Legal Department. Customer Privacy and Datasecurity At Brown & Brown, we consider the protection of privacy to be essential. Our goal is to treat any personal information provided to us with the utmost respect and in strict accordance with our Privacy Policy. The Company relies on our information technology and third-party vendors to provide effective and efficient service to our customers, process claims, and timely and accurately report information to carriers, which often involves secure processing of confidential, sensitive, proprietary and other types of information. We understand and monitor the risks presented by the possibility of cybersecurity breaches of any of these systems. Accordingly, we have invested, and continue to invest, in technology security initiatives, information technology policies and resources, and teammate training to mitigate the risk of improper access to private information. The Audit Committee, composed entirely of independent directors, is responsible for organization-wide oversight regarding information security and reports to the full Board. All directors are invited to attend our Committee meetings, which we believe creates transparency and a more collaborative and informed Board. The Audit Committee receives reports on at least a quarterly basis from the Company’s chief information security officer on the latest information security risks and mitigation strategies. We believe that our leadership team is well equipped to face the ever-changing digital threats that may one day present themselves to our organization. Our Information Security organization has deployed a structured and measured vulnerability management program that proactively identifies vulnerabilities across our platforms and processes. The program is composed of the following: 18

Qualys internal persistent scans and external monthly scans; Veracode static and dynamic software custom code to develop scans for secure code development; Periodic third-party executed penetration tests and risk assessments; and A model to comply with SOC 2 Type II standards or other industry certifications at certain offices based on an office’s contractual agreements with carrier partners or other third parties. In addition, external partners and products are submitted through a security risk assessment process facilitated through our Security Scorecard tool for data security risk and vulnerability maturity rating, and our teammates undertake a yearly security and compliance online training with test certification. Our teammates are also subject to security awareness communications and random simulated phishing campaigns. Teammates are also required to complete Health Insurance Portability and Accountability Act of 1996 (HIPAA) training every one or two years, depending on location. In 2021, all Brown & Brown teammates were assigned ethical conduct training; cybersecurity awareness training; the California Consumer Privacy Act (CCPA) Survey; and the Annual Certification for Insurance Licensees training as a reminder of the regulatory obligation to report certain changes to the jurisdictions in which they are licensed. We have also established a structured incident response process driven by the severity and type of issue. This process engages our Security Operations Center (SOC) for incident identification, our internal security team for incident analysis and assignment, our Technology Solutions teams for isolation/remediation, and our business partner for continuity awareness and escalations. We have adopted a defense in depth approach that includes intrusion detection systems and intrusion prevention systems, endpoint protection, endpoint detection and response, and a log management platform. Additionally, to defray the costs of any future data breach, we have entered into a cyber liability insurance policy. Over the last three years, we have had no material information security breaches involving the unauthorized movement or disclosure of sensitive information to a party that is not authorized to have or see the information. In 2021, the Company had no material losses or material legal proceedings associated with customer privacy incidents or professional integrity. Our privacy policy can be found at bbinsurance.com/privacy-statement/. Our CCPA Privacy Notice, which includes information about our privacy practices regarding the personal information of residents of the State of California, can be found at bbinsurance.com/ccpa-privacy-notice/. 2022 ESG REPORT 19

Appendix

Value Reporting Foundation SASB Standards - Professional & Commercial Services

Table 1. Sustainability Disclosure Topics

TOPIC	ACCOUNTING METRIC	CATEGORY	UNIT OF MEASURE	CODE	RESPONSE OR LOCATION
Data Security	Description of approach to identifying and addressing data security risks	Discussion and Analysis	N/A	SV-PS-230a.1	Customer Privacy and Datasecurity, pages 18-19
	Description of policies and practices relating to collection, usage, and retention of customer information	Discussion and Analysis	N/A	SV-PS-230a.2	Privacy Policy, which can be located at bbinsurance.com/privacy-statement/
	(1) Number of data breaches, (2) percentage involving customers' confidential business information (CBI) or personally identifiable information (PII), (3) number of customers affected	Quantitative	Number, Percentage (%)	SV-PS-230a.3	Customer Privacy and Datasecurity, pages 18-19
Workforce Diversity & Engagement	Percentage of gender and racial/ethnic group representation for: (1) executive management and (2) all other employees	Quantitative	Percentage (%)	SV-PS-330a.1	Brown & Brown does not yet publicly disclose its diversity metrics as the company is in the process of assessing its tracking methods, pages 9-10
	(1) Voluntary and (2) involuntary turnover rate for employees	Quantitative	Rate	SV-PS-330a.2	Brown & Brown does not yet publicly disclose its employee turnover metrics as the company is in the process of assessing its tracking methods, page 8
	Employee engagement as a percentage	Quantitative	Percentage (%)	SV-PS-330a.3	Human Capital Management – Teammate Engagement, page 8
Professional Integrity	Description of approach to ensuring professional integrity	Discussion and Analysis	N/A	SV-PS-510a.1	Governance – Corporate Ethics and Compliance, page 17 Whistle Blower Policy, page 18 Anti-Bribery and Corruption, page 18 Customer Privacy and Datasecurity, pages 18-19
	Total amount of monetary losses as a result of legal proceedings associated with professional integrity	Quantitative	Reporting Currency	SV-PS-510a.2	Customer Privacy and Datasecurity, pages 18-19

Table 2. Activity Metrics

ACTIVITY METRIC	CATEGORY	UNIT OF MEASURE	CODE	RESPONSE OR LOCATION
Number of employees by: (1) full-time and part-time, (2) temporary, and (3) contract	Quantitative	Number	SV-PS-000.A	Human Capital Management – Our Team, page 6
Employee hours worked, percentage billable	Quantitative	Hours, Percentage (%)	SV-PS-000.B	Brown & Brown does not track employee hours as it is not relevant to its business model

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Brown & Brown INSURANCE® 300 North Beach Street Daytona Beach, FL 32114 (386) 252-9601 bbinsurance.com